UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 22, 2014 (December 19, 2014)

EXTENDED STAY AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

ESH HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Certain of the executive officers of Extended Stay America, Inc. (the “Company”) are party to employment agreements (the “Executive Agreements”) which were entered into between the executive and ESA Management, LLC, a wholly-owned subsidiary of the Company, in each case, prior to the initial public offering of the Company and ESH Hospitality, Inc. As part of the Company’s decision to transition away from the use of the Executive Agreements, the Company intends for ESA Management, LLC to provide each executive officer with an Executive Agreement notice of non-renewal no less than 90 days prior to the expiration of the employment term, pursuant to the terms of the respective Executive Agreement.

Each executive officer with an Executive Agreement has been informed of the Company’s intent to transition away from the use of the Executive Agreements. As part of this transition, on December 19, 2014, ESA Management, LLC provided notice to Thomas Seddon, the Company’s Chief Marketing Officer, of its intent not to renew the employment term under his Executive Agreement, which will expire on April 16, 2015.

Upon expiration of his Executive Agreement on April 16, 2015, Mr. Seddon will become a participant in the Extended Stay America, Inc. Executive Severance Plan, which was adopted by the Compensation Committee of the Board of Directors of the Company on June 19, 2014, conditioned upon Mr. Seddon’s execution and delivery of a participation agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: December 22, 2014	By:	/s/ Christopher Dekle
Name: Christopher Dekle
Title: General Counsel

ESH HOSPITALITY, INC.

Date: December 22, 2014	By:	/s/ Christopher Dekle
Name: Christopher Dekle
Title: General Counsel